EXHIBIT 23


               CONSENT OF COOPERS & LYBRAND, L.L.P.



We consent to the incorporation by reference in the Registration Statement of the Humana Retirement and Savings Plan on Form S-8 (File No. 33-49305), of our report dated June 14, 1996 on our audits of the financial statements and supplemental schedules of the Humana Retirement and Savings Plan as of December 31, 1995 and 1994, and for the years ended December 31, 1995 and 1994, which report is included in this Annual Report on Form 11-K.



Coopers & Lybrand L.L.P.
Louisville, Kentucky
June 27, 1996